Pricing Supplement Dated November 14, 1997       Rule 424 (b)(2)
                                                 File No. 33-52157
(To Prospectus dated March 1, 1994 and           CUSIP 66938H AD 2
Prospectus Supplement dated November 8, 1994)

NORWEST FINANCIAL, INC.
Senior
Medium Term Notes, Series B
(U.S. $ Fixed Rate)



Trade  Date:  November 14, 1997      Original Issue Date: November 19, 1997
Principal Amount: $80,000,000.00     Net Proceeds to Issuer: $79,909,600.00
Issue Price:  100%*
Selling Agent's Commission: $90,400.00
Interest Rate:  6.05%
Maturity Date:  November 19, 1999



Form:
 X    Book Entry              Certificated


Redemption:
 X    The Notes cannot be redeemed prior to maturity
      The Notes may be redeemed prior to maturity

Initial Redemption Date:
Initial Redemption Price:                 %
Annual Redemption Price Reduction:        %

Repayment:
 X    The Notes cannot be repaid prior to maturity
       The Notes can be repaid prior to maturity at the option of
the holder of        the Note

Repayment Date:
Repayment Price:                          %


Discount Note:
      Yes          X    No

Total Amount of OID:
Yield to Maturity:
Initial Accrual Period:


Selling Agent or Dealer:  Merrill Lynch & Co.
  * Merrill Lynch & Co. has purchased the Notes as principal in this transaction for resale to one or more investors at varying prices related to prevailing market conditions at the time or times of resale as determined by Merrill Lynch & Co.